Exhibit 21.1

SUBSIDIARIES OF MARVELL
Subsidiary	Jurisdiction
Cavium India Holdings, LLC	California, United States
Cavium International	Cayman Islands
Clarice Acquisition Corporation	Delaware, United States
Cortina Systems International	Cayman Islands
Innovium, Inc.	Delaware, United States
Inphi Corporation	Delaware, United States
Marvell Argentina S.A.U.	Argentina
Marvell Asia Pte Ltd	Singapore
Marvell eSilicon LLC	Delaware, United States
Marvell Government Solutions, LLC	Delaware, United States
Marvell India Private Limited	India
Marvell International Holdings Corporation	Cayman Islands
Marvell International Ltd.	Bermuda
Marvell Israel (M.I.S.L) Ltd.	Israel
Marvell Netherlands B.V.	Netherlands
Marvell Semiconductor Canada Inc.	Canada
Marvell Semiconductor Germany GmbH	Germany
Marvell Semiconductor Korea, Ltd.	Korea
Marvell Semiconductor, Inc.	California, United States
Marvell Semiconductor, Ltd.	Delaware, United States
Marvell Switzerland Sàrl	Switzerland
Marvell Taiwan Ltd.	Taiwan
Marvell Tamba LLC	Delaware, United States
Marvell Technology (Beijing), Ltd.	China
Marvell Technology (Chengdu), Ltd.	China
Marvell Technology (Nanjing), Ltd.	China
Marvell Technology (Shanghai), Ltd.	China
Marvell Technology Cayman I	Cayman Islands
Marvell Technology Cayman II	Cayman Islands
Marvell Technology Denmark APS	Denmark
Marvell Technology Group Ltd.	Bermuda
Marvell Technology Holdings, Inc.	Delaware, United States
Marvell Technology Italy S.r.l.	Italy
Marvell Technology Japan K.K.	Japan
Marvell Technology Poland Sp. z o.o.	Poland
Marvell Technology Romania S.R.L.	Romania
Marvell Technology Sweden AB	Sweden
Marvell Technology UK Limited	United Kingdom
Marvell Technology Vietnam Limited Liability Company	Vietnam
MTGL US, Inc.	Delaware, United States
NetXen, Inc.	Delaware, United States

Pemba Acquisition Sub I, Ltd.	Cayman Islands
Pemba Acquisition Sub II, LLC	Delaware, United States
QLogic International Holdings, Inc.	Delaware, United States
QLogic International Ltd.	Bermuda
QLogic LLC	Delaware, United States
QLogic Switch Products, LLC	Minnesota, United States
Sicily Merger Sub I, Inc.	Delaware, United States
Sicily Merger Sub II, Inc.	Delaware, United States
SpicaWorks India Private Limited	India
Tanzanite Silicon Solutions Inc.	California, United States
Utopia Capital Holdings, Ltd.	Bermuda